Exhibit 99.1

NEWS

For Release: Wednesday, November 17, 2004

Charter Communications, Inc. Agrees to Issue $750 Million Convertible Senior Notes

ST. LOUIS -- Charter Communications, Inc. ("Charter") (Nasdaq: CHTR) today announced that the company has agreed to issue and sell in a private transaction $750 million original principal amount of Convertible Senior Notes due 2009. Charter has granted the initial purchasers an option to purchase up to an additional $112.5 million original principal amount of such notes to cover over-allotments. The notes will have an annual interest rate of 5.875%, payable semi-annually, and will be convertible into 413.2231 shares of our Class A common stock per $1,000 original purchase amount of notes, which represents an initial conversion price of approximately $2.42 per share.

Charter has agreed to use a portion of the net proceeds from the sale of the notes to purchase a portfolio of U.S. Treasury securities as security for certain interest payments on the new notes and to use the remainder of the net proceeds to redeem Charter's $588 million outstanding 5.75% Convertible Senior Notes due October 2005. Charter has agreed to call the existing convertible notes for redemption promptly following the consummation of the sale of the new notes. Excess proceeds, if any, would be used for general corporate purposes.

The notes will be sold in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers in reliance on Rule 144A. The notes and the Class A common stock issuable upon conversion of the notes will not be registered under the Securities Act of 1933, as amended ("the Securities Act"), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or the underlying shares, nor shall there be any sale of the notes or the underlying shares in any state in which such offer, solicitation or sale would be unlawful.

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About Charter Communications

Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™ and Charter High-Speed™ Internet service. Charter also provides business-to-business video, data and Internet protocol (IP) solutions through Charter Business™. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

Contact:

Press:

Dave Andersen
314/543-2213

Analysts:

Mary Jo Moehle
314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to our ability to place the convertible senior notes described herein on sufficiently favorable terms.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.